Exhibit 99.1

APAC Customer Services Announces Third Quarter 2009 Results

  3Q revenue increases 15.4%
  3Q gross margin rises to 20.7%
  3Q net income grows to $0.12 per diluted share
  Ends 3Q with $16.2 million in cash and no outstanding borrowings

BANNOCKBURN, Ill.--(BUSINESS WIRE)--November 4, 2009--APAC Customer Services, Inc. (Nasdaq: APAC), a leader in global outsourced services and solutions, today reported financial results for its third fiscal quarter ended September 27, 2009.

Revenue for the 2009 third quarter rose 15.4% to $68.4 million from $59.2 million in the 2008 third quarter. Gross profit for the 2009 third quarter was $14.2 million, or 20.7%, compared to $10.1 million, or 17.0%, in the prior year period. The company reported net income of $6.6 million, or $0.12 per diluted share, compared to net income of $2.0 million, or $0.04 per diluted share, in the prior-year quarter. The company does not expect to owe any U.S. federal income tax in 2009 due to its net operating loss carryforward and other tax credits. Third quarter 2009 adjusted EBITDA was $9.6 million compared to $5.8 million in the 2008 third quarter.

“The third quarter unfolded as we expected, with strong top- and bottom-line growth and excellent cash generation,” said President and CEO Mike Marrow. “We ended the period with more than $16 million in cash and, for the second consecutive quarter, no outstanding borrowings. Our ramp of new client programs is proceeding smoothly in the US and offshore. We have been working hard during the quarter training new agents to support this new business, which added some startup expenses to our direct costs. We are continuing our focus on offering APAC’s clients the combination of excellent service and outstanding cost effectiveness they need. We are well on track to accomplish our company’s objectives for 2009.”

Senior Vice President and CFO Andrew Szafran added, “Based on APAC’s third-quarter performance and the growth opportunities we see in our industry, we are reiterating the full-year guidance we provided in August 2009. We continue to expect year-over-year revenue growth for 2009 to be in the low double-digits to mid-teens and EPS in the range of $0.60 - $0.65.”

Debt and Liquidity

As of the end of the 2009 third quarter, the company had $16.2 million in cash on its balance sheet and no outstanding borrowings. Net capital expenditures during the 2009 third quarter were $2.5 million compared to $0.4 million in the prior year period. The increased capital expenditures were primarily associated with new business and enhancements to our IT infrastructure.

Third Quarter 2009 Conference Call

Management of APAC Customer Services will hold a conference call, including a visual presentation on the company’s website, to discuss financial results on Thursday, November 5, 2009, at 10:00 a.m. Central Time (11:00 am ET). To participate in the live call by telephone, please dial (719) 457-1506 and reference APAC’s earnings call. No pass code is required.

The conference call, including the visual presentation, will be available live in the Investor Relations section of APAC Customer Services’ web site at http://www.apaccustomerservices.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software (RealPlayer or Windows Media Player). Information regarding the reconciliation of our non-GAAP measures to our GAAP results will be posted on our website at http://www.apaccustomerservices.com.

A replay of the webcast and visual presentation will be accessible through the company's website for 30 days following the live event. For those unable to listen to the call via the Internet, a replay of the call will be available until 11:00 p.m. Central Time (midnight ET) on Friday, November 6, 2009, by dialing (719) 457-0820. The pass code for the replay is #2142850.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment and financial services industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC's comprehensive web site is at http://www.apaccustomerservices.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company's management. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks; its principal shareholder can exercise significant control over the company; and its ability to attract and retain qualified employees.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and its subsequent filings on Form 10-Q for the fiscal quarters ended March 29, 2009 and June 28, 2009. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

About Non-GAAP Financial Measures

To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we use the following measures defined as non-GAAP measures: EBITDA and adjusted EBITDA. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP or as a measure of liquidity. The items excluded from these non-GAAP financial measures are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results. The company expects to use consistent methods for computation of non-GAAP financial measures. Its calculations of non-GAAP financial measures may not be consistent with calculations of similar measures used by other companies.

We believe that these non-GAAP financial measures provide meaningful supplemental information and are useful in understanding our results of operations and analyzing of trends because they exclude certain charges such as interest, taxes and depreciation and amortization expenses. We also believe that these non-GAAP financial measures are useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to these non-GAAP measures when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

The accompanying notes to selected financial and statistical data have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. More information on certain of these non-GAAP financial measures can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and its subsequent filings on Form 10-Q for the fiscal quarters ended March 29, 2009 and June 28, 2009.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended *			Thirty-Nine Weeks Ended*

	Sept 27,	Sept 28,	Fav (Unfav)	Sept 27,	Sept 28,	Fav (Unfav)
	2009	2008	%	2009	2008	%

Net revenue	$68,360	$59,243	15%	$207,648	$183,470	13%
Cost of services	54,195	49,172	(10)	159,529	154,896	(3)
Gross profit	14,165	10,071	41	48,119	28,574	68

Operating expenses:
Selling, general and administrative expenses	7,518	7,187	(5)	22,868	23,582	3
Restructuring and other charges	(9)	616	101	(58)	3,394	102
Total operating expenses	7,509	7,803	4	22,810	26,976	15

Operating income	6,656	2,268	193	25,309	1,598	N/M
Other income	(15)	(129)	(88)	(45)	(303)	(85)
Interest (income) expense, net	(60)	359	117	(18)	3,954	100

Income (loss) before income taxes	6,731	2,038	230	25,372	(2,053)	N/M

Income tax expense	143	33	(333)	429	33	N/M
Net income (loss)	$6,588	$2,005	229	$24,943	$(2,086)	N/M

Net income (loss) per share:
Basic	$0.13	$0.04		$0.49	$(0.04)
Diluted	$0.12	$0.04		$0.46	$(0.04)

Weighted average number of shares outstanding:
Basic	51,835	50,486		51,352	50,367
Diluted	55,199	51,160		53,962	50,367

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to September 30.
N/M - Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)
	Sept 27,	Dec 28,
Assets	2009 *	2008 **

Current Assets:
Cash and cash equivalents	$16,176	$618
Accounts receivable, net	36,648	31,547
Other current assets	5,027	3,515
Total current assets	57,851	35,680

Property and equipment, net	23,855	22,664

Goodwill and intangibles, net	14,968	16,772

Other assets	1,520	1,448

Total assets	$98,194	$76,564

Liabilities and Shareholders' Equity

Current Liabilities:
Short-term debt	$-	$6,100
Accounts payable and other accrued liabilities	30,713	31,129
Total current liabilities	30,713	37,229

Other liabilities	3,220	3,915

Commitments and contingencies	-	-

Total shareholders' equity	64,261	35,420

Total liabilities and shareholders' equity	$98,194	$76,564

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to September 30.
**We operate on a 52/53 week fiscal year that ends on the Sunday closest to December 31.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)
	Thirty-Nine Weeks Ended*
	Sept 27,	Sept 28,
	2009	2008
Operating activities:
Net income (loss)	$24,943	$(2,086)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,711	9,239
Non-cash restructuring charges	-	14
Stock compensation expense	509	1,082
Amortized gain on sale leaseback	(70)	(95)
Loss on sale of property and equipment	7	193
Non-cash warrant issuances	-	215
Income taxes payable	370	33
Changes in operating assets and liabilities	(8,239)	8,646
Net cash provided by operating activities	26,231	17,241

Investing activities:
Purchases of property and equipment, net	(7,965)	(3,137)
Net proceeds from sale of property and equipment	1	57
Net cash used in investing activities	(7,964)	(3,080)

Financing activities:
Net payments on long-term debt	-	(14,000)
Net (payments) borrowings under revolving credit facility	(6,100)	1,499
Payment of financing costs	-	(984)
Stock option transactions, including related excess income tax benefits	2,264	197
Net cash used in financing activities	(3,836)	(13,288)

Effect of exchange rate changes on cash	1,127	(1,847)

Net increase (decrease) in cash and cash equivalents	15,558	(974)
Cash and cash equivalents:
Beginning balance	618	1,426

Ending balance	$16,176	$452

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to September 30.

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended (1)			Thirty-Nine Weeks Ended (1)

	Sept 27,	Sept 28,	Fav	Sept 27,	Sept 28,	Fav
	2009	2008	(Unfav)	2009	2008	(Unfav)

Selected Financial Information:

Revenue	$68,360	$59,243	15%	$207,648	$183,470	13%

Net income (loss)	6,588	2,005	229%	24,943	(2,086)	N/M

EBITDA (2)	9,600	5,214	84%	34,065	11,140	206%

Adjusted EBITDA (2)	9,591	5,830	65%	34,007	14,534	134%

Statistical Information:

Number of customer care centers	13	12	1	13	12	1

End of period number of seats:
Domestic	5,174	4,486	688	5,174	4,486	688
Off-shore	3,647	3,275	372	3,647	3,275	372
Total	8,821	7,761	1,060	8,821	7,761	1,060

N/M - Percentage change is not meaningful

See attached Notes to Selected Financial and Statistical Information

Notes to Selected Financial and Statistical Information

(1) We operate on a thirteen week fiscal quarter that ends on the Sunday closest to September 30.

(2) We define EBITDA as net income (loss) plus income tax expense (benefit), depreciation and amortization, and interest expense. We define adjusted EBITDA as EBITDA adjusted for restructuring and other charges and asset impairment charges.

EBITDA and adjusted EBITDA are measures used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. These measures are also indicative of our ability to fund the capital investments necessary for our continued growth. We use these measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, and evaluate our overall progress towards meeting our long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or as a substitute for net income (loss) or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income (loss), which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	Sept 27, 2009	Sept 28, 2008	Sept 27, 2009	Sept 28, 2008

Net income (loss)	$6,588	$2,005	$24,943	$(2,086)
Interest (income) expense, net	(60)	359	(18)	3,954
Income tax expense	143	33	429	33
Depreciation and amortization	2,929	2,817	8,711	9,239
EBITDA	$9,600	$5,214	$34,065	$11,140
Restructuring and other charges	(9)	616	(58)	3,394
Asset impairment charges	-	-	-	-
Adjusted EBITDA	$9,591	$5,830	$34,007	$14,534

CONTACT:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
Senior Vice President and Chief Financial Officer
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening
212-838-3777
HFried@lhai.com